BT PYRAMID MUTUAL FUNDS

                                             Federated Investors
                                          Federated Investors Tower
                                     Pittsburgh, Pennsylvania 15222-3779
                                                (412) 288-1900

                                                June 25, 1997

EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

         RE:    BT PYRAMID MUTUAL FUNDS     (the "Trust")
                BT PreservationPlus Fund    (the "Fund")
                1933 Act File No. 33-45973
                1940 Act File No. 811-6576

Dear Sir or Madam:

         Post-Effective Amendment No. 17 under the Securities Act of 1933 and Amendment No. 18 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted. The Statement of Additional Information has been electronically redlined to indicate changes made from the Trust's currently effective Statement with respect to the Fund.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective in 60 days after filing pursuant to the provisions of Rule 485(a) under the Securities Act of 1933. A Rule 485(a) filing is being made because the Fund is adding two new classes of shares-Institutional Class and Institutional Service Class.

       The phrases beginning with "Subject to Completion" and the legends have been incorporated on the respective cover pages and will appear in red ink for purposes of distribution to prospective shareholders. The cover legend, located at the top of the cover page for purposes of this transmission, will be placed along the left margin when distributed.

         The Fund may be marketed through banks, savings associations or credit unions. The Fund's investment adviser is Bankers Trust Company.

         Pursuant to Investment Company Act Release No. 13,768, the Trust respectfully requests selective review of those sections of Part A and Part B of the Registration Statement which are modeled on Parts A and B of the Registration Statement for BT Pyramid Mutual Funds, BT PreservationPlus Fund-Investment Class and Service Class. Therefore, we respectfully request SEC comments on this Registration Statement within 30 days of the date of this filing.



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         The  following is a list of sections and  sub-sections  of the enclosed
Registration Statement which are substantially similar to the indicated Fund:

Prospectuses
Cover Page
The Fund
Who May Invest
Investment Principles and Risks
The Fund in Detail
Investment Objective and Policies
Risk Factors: Matching the Fund to Your Investment Needs Special Information Concerning the Master-Feeder Fund Structure Securities and Investment Practices of the Portfolio Performance Explanation of Terms Management of the Trusts Board of Trustees Investment Adviser Bankers Trust Company and Its Affiliates Portfolio Management Distributor Custodian and Transfer Agent Net Asset Value Shareholder and Account Policies Account Information Transactions in Fund Shares Dividends and Capital Gain Distributions Tax Considerations Additional Information

Statement of Additional Information Investment Objective, Policies and Restrictions Investment Objective Investment Policies Rating Services Investment Restrictions Portfolio Transactions and Brokerage Commissions Performance Information Standard Performance Information Comparison of Fund Performance Valuation of Assets; Redemptions in Kind Management of the Trusts Trustees of the Trust Trustees of the Portfolio Trust Officers of the Trust Trustees' Compensation Investment Adviser Administrator Custodian and Transfer Agent Use of Name Banking Regulatory Matters Counsel and Independent Accountants Organization of the Trust Taxation Taxation of the Fund Taxation of the Portfolio Sale of Shares Foreign Withholding Taxes Appendix
         The new section and disclosure to be reviewed is Expense Summary in each Prospectus.

         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-8635.

                                                              Very truly yours,



                                                              /s/ Kary Lechner
                                                              Kary Lechner
                                                              Compliance Analyst
Enclosures